UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Item 1.01 – Entry into a Material Definitive Agreement.

On June 29, 2005, SatCon Technology Corporation (the “Company”) finalized and executed a Loan Modification Agreement (the “Modification Agreement”) with Silicon Valley Bank, a California-chartered bank (the “Bank”).  The Modification Agreement has an effective date of May 31, 2005.

The Modification Agreement modifies a Loan and Security Agreement entered into by the parties on February 4, 2005.  Under the Modification Agreement, certain financial covenants relating to tangible net worth and minimum cash, which covenants the Company must satisfy in order to continue to borrow from the Bank, were modified.  In addition, certain conditions precedent to the making of advances were also modified.  The Modification Agreement will expire on January 30, 2006.

As consideration for the modifications, the Company (i) paid the Bank a modification fee of $20,000 and (ii) issued to the Bank a 10-year warrant to purchase 151,515 shares of the Company’s common stock at an exercise price of $1.39 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: June 30, 2005	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer